EXHIBIT 99.1

News Release	c
Craig Manson Investor Relations 952/853-6022

Ceridian Reports Change in Revenue Recognition Policy at Stored Value Systems

Results for 2000 — 2003 to be Restated

2004 Guidance Revised

Webcast Teleconference at 8:30 a.m. EST on February 19, 2004

MINNEAPOLIS, MN, February 18, 2004 — Ceridian Corporation (NYSE: CEN) announced today that it is changing its revenue recognition policy at its Stored Value Systems (“SVS”) unit, a wholly owned subsidiary of its Comdata business that provides gift card and related processing principally to the retail industry. The change will be applied retroactively, and is being made with the concurrence of the Company’s outside auditors, KPMG LLP.

The change in revenue recognition results from a reassessment of the accounting for revenue related to stored value card sales and transaction processing. The revised policy supersedes the revenue recognition methodology previously applied by the Company for periods prior to July 1, 2003. In addition, the conclusion is that revenue recognition at the SVS unit should not have been revised based on the guidance in EITF Issue 00-21, which was effective for fiscal periods beginning July 1, 2003. The original change in July 1, 2003 was made with the concurrence of our outside auditors.

On a preliminary basis, the Company expects the cumulative effect of the adjustment for the years 2000 through 2003 will be to increase deferred income on Ceridian’s balance sheet as of December 31, 2003, by approximately $16 million. Previously reported revenue and earnings for Ceridian’s Comdata business segment will be restated for the years 2000 through 2003. As a result, the Company’s consolidated financial statements will also be restated for those years. The following additional estimates are preliminary and are subject to completion by the Company of its analysis and completion of the audit by the Company’s outside auditors:

For 2003, the Company’s previously reported total revenue of $1,274 million will be reduced by approximately $20 million and previously reported pre-tax profit of $197 million will be reduced by approximately $5 million. Previously reported earnings per share of $.85 will be reduced by $.02.

Revenue and earnings before taxes for 2002 will be decreased by $2 million and $2 million, respectively. Earnings per share for 2002 will be decreased by $.01.

Revenue and earnings before taxes for 2001 will be decreased by $10 million and $4 million, respectively. Earnings per share for 2001 will be decreased by $.02.

Revenue and earnings before taxes for 2000 will be decreased by $7 million and $5 million, respectively. Earnings per share for 2000 will be decreased by $.02.

Further information as to the impact on particular periods will be provided as the Company completes its restatement.

The revenue recognition change also affects the Company’s previously communicated guidance for 2004. Revenue and pre-tax earnings for the Comdata unit for 2004 are expected to be reduced by $12 million and $4 million, respectively. Earnings per share for 2004 are expected to decrease the previously announced range of $.90 to $.98 by approximately $.02. On a quarterly basis, the year 2004 will become more front half loaded. The Company’s adjusted guidance for 2004, by quarter, appears near the end of this release.

Ronald L. Turner, Chairman, President and Chief Executive Officer of Ceridian said, “I want to emphasize that with this revenue recognition change, revenue and profit at SVS have not been lost, but simply deferred and recognized over a longer time period. The vast majority of the change relates to card revenue related to customers for whom we also provide processing. Revenue from card sales will now be deferred at the time of shipment and revenue will be recognized over approximately the same period as processing occurs. Once processing of cards commences, which can on average take six to eight months from shipment date, recognition of card revenue commences. Approximately ninety percent of the deferred card revenue will be recognized over the first six months and the remaining ten percent will be recognized up to roughly an additional 24 months. The change has no impact on the strength of SVS, its business, its future, or Ceridian’s cash flow, business or prospects. SVS continues to be a strong and rapidly growing business for Ceridian, and we believe its prospects are strong.

“In our January 22, 2004 press release and webcasted conference call, we set forth in detail the impact of the SVS accounting change that was effective July 2003, so our investors could clearly understand the impact on comparisons to prior years’ results. Subsequent to our earnings release and conference call,

KPMG advised us that we needed to reevaluate our revenue recognition policy at SVS. After extensive discussions and evaluation, the determination was made that our revenue recognition policy at SVS required revision.

“To our knowledge, revenue recognition at SVS has not been a specific focus of the SEC formal investigation that we reported on January 22, 2004. The SEC Division of Corporation Finance, which typically reviews SEC filings of all public companies, has asked the Company for a fuller explanation of our prior SVS revenue recognition change. This new change in SVS revenue recognition could cause additional inquiries from the SEC.”

The Company expects to amend the appropriate prior filings with the SEC. These amendments will contain the Company’s restated financial statements. Ceridian anticipates filing these amendments as soon as the restatement process has been completed. As a result of the restatement, the financial statements contained in our filings with the SEC for the periods covered by the restatement should no longer be relied upon.

Guidance for 2004

Except for the change related to revenue recognition at SVS, guidance for 2004 remains unchanged.

Earnings per share for 2004 are expected to be between $.88 and $.96. Total 2004 revenue is expected to be between $1,333 million and $1,378 million. HRS revenue for the year is expected to be between $1,000 million and $1,030 million. HRS margins should improve to a range of 10.5 percent to 11.5 percent. Comdata revenue for 2004 is expected to be between $333 million and $348 million, with margins in the range of 32 percent to 33 percent.

Revenue and earnings guidance by quarter for 2004 is as follows:

First quarter EPS is expected to be between $.15 and $.17 per share. HRS revenue is expected to be between $240 million and $246 million. Comdata revenue is expected to be between $80 million and $83 million.

Second quarter EPS is expected to be between $.18 and $.21 per share. HRS revenue is expected to be between $236 million and $245 million. Comdata revenue is expected to be between $86 million and $90 million.

Third quarter EPS is expected to be between $.21 and $.24 per share. HRS revenue is expected to be between $242 million and $252 million. Comdata revenue is expected to be between $84 million and $89 million.

Fourth quarter EPS is expected to be between $.32 and $.36 per share. HRS revenue is expected to be between $277 million and $287 million. Comdata revenue is expected to be between $79 million and $86 million.

Teleconference Webcast

Ceridian invites investors to listen to a teleconference discussing the matters addressed in this press release, live via the Internet at 8:30 a.m. (EST) on Thursday, February 19, 2004. The webcast can be accessed through the Investor Relations section of Ceridian’s website at www.ceridian.com. A replay of the call will also be available at the same address beginning at 12:00 p.m. (EST) on February 19, 2004.

Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and employee advisory programs. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including matters arising from the SEC investigation or the change in SVS revenue recognition policy and those factors which are discussed in Ceridian’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2002, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.